Exhibit 99.1

NOTICE OF HEARING ON PROPOSED SETTLEMENT OF DERIVATIVE ACTION

TO:           ALL CURRENT HOLDERS OF INFOSONICS CORPORATION COMMONSTOCK.

PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY.  YOUR RIGHTS WILL BE AFFECTED.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A SHAREHOLDER DERIVATIVE ACTION AND CLAIMS ASSERTED ON BEHALF OF INFOSONICS CORPORATION (“INFOSONICS” OR “THE COMPANY”).

PURPOSE OF THIS NOTICE

This Notice is given pursuant to Rule 23.1 of the Federal Rules of Civil Procedure and by an Order of the United States District Court for the Southern District of California.  The purpose of the Notice is to advise you that a shareholder derivative lawsuit is pending in that Court, and that the parties thereto have reached a proposed settlement (the “Settlement”) which would resolve the shareholder derivative action, brought on behalf of nominal defendant InfoSonics, and against defendants Joseph Ram, Jeffrey A Klausner, Joseph C. Murgo, Robert S. Picow, Kirk A. Waldron, Abraham G. Rosler and Randall P. Marx (collectively, the “Individual Defendants”).  The terms and conditions of the proposed Settlement are summarized in this Notice and set forth in a Stipulation and Agreement of Settlement (the “Stipulation”).  A Final Approval Hearing (defined below) will be held on April 23, 2009  at 3:00 p.m., before the Honorable Janis L. Sammartino, United States District Court for the Southern District of California, 940 Front Street, San Diego, California, 92101 to consider the fairness, reasonableness and adequacy of the Settlement, and the request for payment of attorneys’ fees and expenses to Plaintiffs’ Co-Lead Counsel (defined below).  A copy of the Stipulation may be viewed on InfoSonics’ website at www.infosonics.com.  The capitalized terms used herein and not otherwise defined are defined in the stipulation.

THIS NOTICE IS NOT AN EXPRESSION OF ANY OPINION BY THE COURT AS TO THE MERITS OF ANY CLAIMS OR ANY DEFENSES ASSERTED BY ANY PARTY IN THE DERIVATIVE ACTION, OF THE FAIRNESS, REASONABLENESS OR ADEQUACY OF THE PROPOSED SETTLEMENT.

DEFINITIONS

The terms in this Notice have the meaning set forth in the Stipulation of Settlement on InfoSonics’ website at www.infosonics.com., and include the following defined terms:

1.           “Court” means the United States District Court for the Southern District of California.

2.           “Derivative Action” means the Federal Derivative Action (defined below).

3.           “InfoSonics Common Stock” means the common stock of InfoSonics.

4.           “InfoSonics Shareholders” mean all current record owners of InfoSonics Common Stock.

5.           "Judgment" means the proposed Final Judgment and Order of Dismissal to be entered approving the Settlement.

6.           "Notice Order" means the proposed order setting the date for a Final Approval Hearing on the proposed Settlement, directing notice thereof, and preliminarily approving the Settlement and determining, for purposes of the Settlement only, that the Derivative Action is properly maintained on behalf of InfoSonics pursuant to Rule 23.1 of the Federal Rules of Civil Procedure.

7.           "Plaintiffs' Co-Lead Counsel" means the law firms of Robbins Umeda, LLP (f/k/a/ Robbins Umeda & Fink, LLP) and Johnson Bottini, LLP.

8.           “Settlement” means the settlement as set forth in the Stipulation

9.           “Final Approval Hearing” means a hearing that will be held by the Court to consider whether the Settlement should be approved by the Court as fair, reasonable and adequate to InfoSonics and its shareholders, including Plaintiffs, and whether the Final Judgment and Order of Dismissal should be entered.

BACKGROUND OF THE DERIVATIVE LITIGATION

10.           Beginning on June 27, 2006, Plaintiffs each filed their respective shareholder derivative complaints on behalf of InfoSonics and against the Individual Defendants.  By Order dated September 14, 2006, the Honorable Larry Alan Burns, to whom the derivative actions were initially assigned, consolidated the three actions under the above caption (the "Derivative Action") and appointed Caridad Miller and Jason Haggerty as Co-Lead Plaintiffs.  The Court also approved Plaintiffs' choice of Co-Lead Counsel:  Robbins Umeda, LLP (f/k/a/ Robbins Umeda & Fink, LLP) and the Johnson Law Firm (which subsequently became Johnson Bottini, LLP).

11.           Plaintiffs filed their Consolidated Derivative Complaint on November 6, 2006 (the "Consolidated Complaint").  The Consolidated Complaint alleged wrongdoing by the Individual Defendants in connection with the Company’s restatement of first quarter 2006 earnings and with respect to granting, exercising, accounting and reporting of the stock options that the Company granted in December 2005.  Plaintiffs asserted claims for disgorgement under the Sarbanes-Oxley Act of 2002, violation of Section 14(a) of the Exchange Act, violation of California Corporations Code section 25403 and 25403, breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment and for an accounting.  Plaintiffs sought unspecified damages, declaratory relief regarding the Sarbanes-Oxley Act of 2002, Section 14(a) of the Exchange Act, and the legality of stock options, a constructive trust, restitution, disgorgement, modification of certain corporate governance and internal procedures, extraordinary equitable and/or injunctive relief, costs, and such other relief as is just and proper.

12.           On January 12, 2007, InfoSonics and the Individual Defendants filed a motion to dismiss for failure to make a demand on InfoSonics’ Board of Directors (the “Board”), and a motion to dismiss for lack of standing and failure to state a claim.  Plaintiffs filed their opposition to the motions to dismiss on March 26, 2007.  On September 4, 2007, the Court entered its Order granting the Individual Defendants' motion to dismiss for failure to make a demand on the Board.  The Court dismissed the Consolidated Complaint in its entirety with leave to file an amended complaint on or before October 5, 2007.

13.           On September 27, 2007, the Derivative Action was reassigned to the Honorable Janis L. Sammartino for all further proceedings.

14.           Subsequent to the reassignment of the Derivative Action, the Parties (as defined below) agreed to engage in settlement negotiations and submitted joint motions on October 2, 2007, December 13, 2007, February 28, 2008, June 2, 2008 and July 16, 2008 requesting additional time for Plaintiffs to file their amended complaint.  The Parties' joint motions were granted by the Court on November 15, 2007, December 18, 2007, March 4, 2008, June 4, 2008 and July 21, 2008, respectively.

15.           On August 11, 2008, the Parties submitted a joint motion to continue the status conference in the Derivative Action, having reached a settlement of the Derivative Action.  The Court entered an Order on August 15, 2008 continuing the status conference pending the filing of the Parties’ Stipulation of Settlement.

TERMS OF THE SETTLEMENT

16.           In settlement of the Settled Claims, InfoSonics has agreed to implement and maintain certain corporate governance changes and maintain them in effect for at least five years from the Effective Date (as defined in the Stipulation) of the Settlement, except to the extent advisable or necessary to address changes in applicable state laws, federal laws and self-regulatory organization ("SRO") rules (such as NASDAQ).  These governance enhancements are listed on the attached governance term sheet.

17.           The Settlement calls for InfoSonics and Plaintiffs (on behalf of themselves, all InfoSonics shareholders and the Company) to release all Settled Claims against Released Parties (as defined in the Stipulation).

a.           The release encompasses all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation (whether foreign or domestic), including both known claims and Unknown Claims (as defined in the Stipulation), accrued claims and not accrued claims, foreseen claims and unforeseen claims, matured claims and not matured claims, that have been or could have been asserted from the beginning of time to the date of the entry of the Final Judgment and Order of Dismissal in any forum by InfoSonics or any InfoSonics shareholder on behalf of InfoSonics against any of the Released Parties which arise out of or relate in any way to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, referred to or that could have been asserted in the Derivative Action or that arise out of or relate in any way to the resolution of the Derivative Action including this Stipulation and Settlement and any actions or inactions relating thereto.

b.           “Unknown Claims” means any Settled Claim which any Plaintiff, InfoSonics or any InfoSonics shareholder does not know or suspect to exist on behalf of the Company at the time of the release of the Released Parties and which, if known by him, her or it, might have affected his, her, or its decision to enter into or not to object to this Settlement.  Upon the Effective Date of the Settlement, with respect to the Settled Claims, InfoSonics and Plaintiffs shall expressly waive and relinquish to the fullest extent permitted by law, and all InfoSonics shareholders by operation of the Final Judgment and Order of Dismissal shall be deemed to have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights, and benefits conferred by Section 1542 of the California Civil Code as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR....

and by any other law of any state or territory of the United States, or principle of common law, or of international or foreign law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code.

18.           The Released Parties are the Individual Defendants and each of their respective past, present or future directors, officers, employees, partnerships, partners, members, principals, agents, underwriters, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, accountants or auditors, advisors, banks or investment banks or bankers, analysts,  associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, executors, administrators, spouses, heirs, related or affiliated entities, any entity in which an Individual Defendant and/or any member of an Individual Defendant’s immediate family has a controlling interest, any members of their immediate families, or any trust of which any Individual Defendant is the settler or which is for the benefit of any Individual Defendant and/or member(s) of his or her family any entity in which an Individual Defendant and/or member(s) of his or her family any entity in which an Individual Defendant and/or any member of an Individual Defendant’s immediate family has a controlling interest, any members of their immediate families, or any trust of which any Individual Defendant is the settler or which is for the benefit of any Individual Defendant and/or member(s) of his or her family.

PLAINTIFFS’ COUNSEL’S POSITION CONCERNING SETTLEMENT

19.           Counsel for Plaintiffs have carefully considered and evaluated, among other things, the interests of InfoSonics in resolving the Derivative Action with as little disruption to the corporation’s affairs as is consistent with securing relief, the relevant legal authorities and evidence to support the claims asserted against the Individual Defendants, the likelihood of prevailing on those claims, the Individual Defendants’ respective abilities to pay any judgment, and the likely appeals and subsequent proceedings necessary if Plaintiffs were to prevail against the Individual Defendants. They have concluded that the proposed Settlement is fair, reasonable, adequate and in the overall best interests of InfoSonics and its shareholders.

DEFENDANTS’ POSITION CONCERNING SETTLEMENT

20.           The Individual Defendants and InfoSonics have denied and continue to deny that they engaged in any wrongdoing whatsoever, and the Individual Defendants deny that they have liability to InfoSonics as a result of any or all of the allegations contained in the Derivative Actions.  InfoSonics and the Individual Defendants are entering into the Settlement in order to eliminate the burden, distraction, expenses and uncertainty of further litigation, and to undertake structural improvements in corporate governance that may benefit InfoSonics and its shareholders.  InfoSonics believes that the Settlement is in its best interests and that of its shareholders.

ATTORNEYS’ FEES AND EXPENSES OF PLAINTIFFS’ COUNSEL

21.           Plaintiffs’ Co-Lead counsel have neither received any payment for work in connection with the Derivative Action, nor been reimbursed for out-of-pocket expenses.  Plaintiffs’ Co-Lead Counsel actively litigated the Derivative Action and participated in the settlement negotiations relating to the Derivative Action.  Plaintiffs and their counsel were a substantial contributing factor in obtaining the agreed upon corporate governance reforms.  Plaintiffs’ Co-Lead Counsel intends to apply to the Court for approval of an award of fees and expenses in an amount not to exceed $350,000 (the “Fee and Expense Award”).  InfoSonics and the Individual Defendants have agreed not to oppose a request for Fees and Expenses up to $350,000, if the proposed Settlement is approved by the Court.

CONDITIONS TO SETTLEMENT

22.           The Stipulation contains conditions, certain of which may be waived by InfoSonics, which must be satisfied for the parties to be required to complete the Settlement.

NOTICE OF HEARING ON PROPOSED SETTLEMENT

23.           A Final Approval Hearing will be held on April 23, 2009 at 3:00 p.m. before the Honorable Janis L. Sammartino, 940 Front Street, San Diego, California, 92101.  The Final Approval Hearing is for the purpose of determining:  (1) whether the proposed Settlement of the Derivative Action, as set forth in the Stipulation on file with the Court, should be approved by the Court as fair, reasonable and adequate to InfoSonics and its shareholders, including Plaintiffs; (2) whether a Final Judgment and Order of Dismissal should be entered releasing the Released Parties from the Settled Claims; and (3) whether Co-Lead Plaintiffs’ Counsel’s request for payment of attorneys’ fees and reimbursement for expenses should be granted; and (4) any other matters that come before the Court.

24.           The Court may adjourn the Final Approval Hearing by oral announcement at such hearing or any adjournment without further notice of any kind.  The Court may approve the Settlement with or without modification, enter a Final Judgment and Order of Dismissal, and order the payment of the Fees and Expenses without further notice of any kind.

THE RIGHT TO BE HEARD AT THE SETTLEMENT HEARING

25.           Any InfoSonics shareholder may appear and show cause, if he, she or it has any reason why the Settlement of the Derivative Action embodied in the Stipulation should not be approved as fair, reasonable and adequate, or why a judgment should or should not be entered hereon, or why the Fees and Expenses should not be awarded; provided however, that no InfoSonics shareholder shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Order and Final Judgment to be entered hereon, unless that InfoSonics shareholder has caused to be filed written objections, stating all supporting bases and reasons for the objection; setting forth proof of current ownership of InfoSonics stock as well as documentary evidence of when such stock ownership was acquired; clearly identifying any and all witnesses, documents and other evidence of any kind that are to be presented at the Final Approval Hearing in connection with such objections; further setting forth the substance of any testimony to be given by such witnesses, and further identifying any case, by name, court and docket number, in which the objector, and his attorney, if any, has objected to a settlement in the last three years, with:

CLERK OF THE COURT

United States District Court for the Southern District of California

880 Front Street, Suite 4290
San Diego, California,  92101

not later than fourteen (14) days prior to the Final Approval Hearing, and has served copies of all such papers at the same time upon the following by first-class mail:

Frank J. Johnson, Esq. Francis A. Bottini, Esq. JOHNSON BOTTINI, LLP 655 West Broadway, Suite 1400 San Diego, CA 92101	Peter H. Benzian, Esq. Kimberly A. Hicks, Esq. LATHAM & WATKINS LLP 600 West Broadway, Suite 1800 San Diego, CA 92101
Brian J. Robbins, Esq. Marc M. Umeda, Esq. Caroline A. Schnurer, Esq. David L. Martin, Esq. ROBBINS UMEDA, LLP 610 West Ash St., Ste. 1800 San Diego, CA 92101	Counsel for InfoSonics and Individual Defendants
Plaintiffs’ Co-Lead Counsel

Any current InfoSonics shareholder wishing to be heard at the Final Approval Hearing is required to include a notice of intention to appear at the Final Approval Hearing together with their written objection.

26.           Any current InfoSonics shareholder who does not make his, her or its objection in substantially the manner provided in the preceding paragraph of this Order shall be deemed to have waived such objection and shall forever be foreclosed from:  (i) making any objections to the fairness, adequacy, or reasonableness of the Settlement; or (ii) making any objections to the fairness and reasonableness of the Fee and Expense Award.

FURTHER INFORMATION

27.           Further information regarding the Derivative Action and this Notice may be obtained by writing Plaintiffs’ Co-Lead Counsel:  Frank J. Johnson, Esquire or Francis A. Bottini, Esquire, JOHNSON BOTTINI, LLP, 655 West Broadway, Suite 1400, San Diego, California  92101; or Brian J. Robbins, Esquire, Marc M. Umeda, Esquire, Caroline A. Schnurer Esquire or David L. Martin, Esquire, ROBBINS UMEDA LLP, 610 West Ash Street, Suite 1800, San Diego, California 92101; or counsel for InfoSonics and Individual Defendants: Peter H. Benzian, Esquire or Kimberly A. Hicks, Esquire, LATHAM & WATKINS LLP, 600 West Broadway, Suite 1800, San Diego, CA 92101.

28.           The pleadings and other records of the Derivative Action as well as the Stipulation filed with the Court may be examined and copied at any time during regular office hours at the Office of the Clerk, United States District Court for the Southern District of California, 880 Front Street, Suite 4290, San Diego, California, 92101.  Additionally, the Stipulation, this Notice and certain other settlement related documents may be examined on InfoSonics’ website:  www.infosonics.com.

Please Do Not Telephone The Court or The Clerk’s Office Regarding This Notice.

Dated: January 20, 2009	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF CALIFORNIA

Governance Term Sheet

InfoSonics will agree to implement the following corporate governance changes and maintain them in effect for at least five years from entry of a court order approving the Stipulation, which has become final, except to the extent advisable or necessary to address changes in applicable state laws, federal laws, and self-regulatory organization (“SRO”) rules (such as NASDAQ):

(a)           The Company's outside counsel shall be involved in all grants of stock options and be primarily responsible for the record keeping, resolutions, and minutes with respect to stock option grants.

(b)           The Company will change audit partners no less frequently than every five years.

(c)           Each Director of the Company will be encouraged to attend in person or telephonically at least 80% of all Board and committee meetings.

(d)           The Audit Committee may hire independent consultants who report directly to the Audit Committee at the Company's expense as the Audit Committee deems appropriate in its sole judgment.

(e)           The Company will ask its outside auditor to identify the stock option granting process as a "high risk" audit item and ask the outside auditor to conduct its audit accordingly.

(f)           The Audit Committee shall meet with the Company's outside auditor at least annually to discuss the Company's accounting for stock-based compensation.

(g)           The Company will request its Chief Executive Officer ("CEO") to increase the amount of time he spends meeting with the Company's outside auditor as part of the year-end audit process.

(h)           The Company's CEO will acknowledge, to the extent required by the current certifications in the Company's Form 10-Qs and 10-Ks, responsibility for the Company's accounting controls.

(i)           The Company shall revise its corporate governance principles, by-laws and/or articles of incorporation to the extent necessary to require that a majority of the members of the Board be independent.  An "independent" director shall be defined by the SEC rules and/or the NASDAQ rules.  Essentially, an independent director is one who:

(1)           is not, and in the past five years has not been, employed by the Company or any of its subsidiaries or affiliates;

(2)           does not receive, and in the past five years has not received, any remuneration as an advisor, consultant, or legal counsel to the Company or any of its subsidiaries, affiliates, executive officers, or directors;

(3)           does not have, and in the past five years has not had, any contact or agreement with the Company or any of its subsidiaries or affiliates pursuant to which the director performed or agreed to perform any personal services for the Company;

(4)           does not have, and in the past five years has not had, any relationship or engaged in any transaction with the Company or any of its subsidiaries or affiliates other than his or her service as a director;

(5)           is not, and in the past five years has not been, affiliated with or employed by any present or former independent auditor of the Company or any of its subsidiaries or affiliates.

(6)           is not, and in the past five years has not been, a director or executive officer of any Company for, which any executive officer of the Company serves as a director; and

(7)           is not a member of the immediate family of a person who is not independent pursuant to subsections (1) to (6) above.

(j)           The Company's Board shall establish a policy which requires the independent directors to meet in an executive session at least four times a year or at each formal, in-person meeting of the full Board, and require that the Board report to shareholders the number of such meetings held each year.

(k)           The Company shall revise its corporate governance policy to require that an independent director sit on no more than three additional public company boards, and that the CEO of the Company and the Chairman of the Board each sit on no more than one other such board.

(l)           Any Company stock option or other similar plan shall provide an objective, measurable and fair mechanism for pricing stock options.

(m)           All future Company stock options or other similar plan ("Stock Option Plan") shall clearly define the exercise price, the grant date and the fair market value of stock (e.g., the closing price on a specified date, or the average closing price over a specified period).  Subject to section  n(2) below, in no event shall the exercise price or value of an award be determined by reference to the fair market value of the InfoSonics stock on a day other than the grant date of the award.  The fair market value of InfoSonics stock on a grant date shall be the closing price for a share of common stock on such day as reported on the NASDAQ.

(n)           Company Stock Option Plans shall provide:

(1)           The exercise price for each option grant shall be at least 100 percent of the closing market price on the date of grant; and

(2)           If the option grant is held close to an earnings release, the pricing of the grant shall be the closing price on the third trading day following the earnings release.

(o)           Company Stock Option Plans shall comply with legal, professional and ethical requirements for proper disclosure and proper accounting and shall provide appropriate documentation for proper disclosure and accounting.

(p)           The Company shall either instruct its outside counsel to file SEC Forms 3, 4, and 5 for requesting officers and directors in connection with Stock Option Plans, or else the Company's Stock Option Plan shall identify who is responsible for completing and filing SEC Forms 3, 4 and 5.

(q)           The Company's process for granting executive non-cash compensation shall have the same transparency and be consistent with the process and methodology for determining executive cash compensation.

(r)           The authority to grant stock option awards should be limited to the full Board or to a properly constituted Compensation Committee.  If stock option awards are made by the Compensation Committee, no executive officer shall serve as a member of the Compensation Committee.

(s)           As a general rule, all grants shall be made at a meeting of the InfoSonics Board or a properly constituted Compensation Committee, rather than by unanimous written consent.  Corporate counsel shall be requested to attend any and all meetings where options are granted and shall promptly prepare minutes of the meeting.

(t)           The Compensation Committee may not delegate authority to a sub-committee to grant stock options.

(u)           The body authorized to grant stock options shall be specified in the Compensation Committee Charter and any current and/or subsequent equity incentive plan, whether subject to stockholder approval or not.